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                                                                  EXHIBIT 10.55*

                        AMENDMENT TO EMPLOYMENT CONTRACT

     AMENDMENT to Employment Contract dated June 16, 1995, by and between INSCI CORP., hereinafter referred to as ``EMPLOYER'', and E. Ted Prince, hereinafter referred to as ``EMPLOYEE''.

     WHEREAS, the parties have entered into an Employment Agreement on June 16, 1995; and

     WHEREAS, the parties are desirous of amending and modifying said Employment Agreement;

     WHEREAS, the parties are further desirous of defining their rights and responsibilities with respect to said Agreement;

                  NOW, THEREFORE FOR ONE DOLLAR AND OTHER GOOD
                  AND VALUABLE CONSIDERATION, THE PARTIES AGREE
                  AS FOLLOWS:

     FIRST: That the Employment Agreement dated June 16, 1995 is ratified, adopted and confirmed, except that Paragraph numbered FOURTH is modified as follows:

     a. That the balance of 700,000 options to purchase 700,000 shares of the common stock $.01 par value of INSCI are to be deemed cancelled, and in lieu thereof, INSCI agrees that EMPLOYEE will be granted 950,000 options to purchase 950,000 shares of common stock $.01 par value at $1.66 per share.

     It is further understood and agreed that the 950,000 stock options granted herein are to be vested as of August 25, 1995, subject to EMPLOYEE continuing as President of EMPLOYER, with the further understanding and agreement that in the event that the EMPLOYEE is terminated for cause during the employment term, and/ or voluntarily elects to terminate and/or cancel the Employment Agreement, then and in that event, should a termination of the Employment Agreement occur, EMPLOYEE understands and agrees that he will surrender his right and interest to the 950,000 stock options on a pro-rata basis over the 36-month term of the Employment Contract. For every month remaining of the 36-month period that EMPLOYEE is not employed by EMPLOYER, EMPLOYEE will surrender 26,389 stock options to EMPLOYER. Title to all vested stock options will remain as the property of EMPLOYEE.

     EMPLOYER warrants and represents that it has taken the necessary action to obtain the ratification and adoption of the within Amendment and has obtained the approval of the Board of Directors of EMPLOYER with respect to said Amendment.

     EMPLOYER and EMPLOYEE agree to all other terms and conditions as stated in the annexed copy of the Employment Agreement by and between EMPLOYER and EMPLOYEE which will remain in full force and effect.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this 25th day of August, 1995.

                    INSCI CORP.

                    By:


                    E. TED PRINCE